Exhibit 99.1

NETGEAR, INC.

NEWS RELEASE

NETGEAR® REPORTS FIRST QUARTER 2007 RESULTS

    First quarter 2007 net revenue increased to $173.6 million, 36% year-over-year growth
    First quarter 2007 non-GAAP net income increased to $15.6 million, as compared to $10.5 million in the comparable prior year quarter, 49% year-over-year-growth
    First quarter 2007 non-GAAP diluted earnings per share of $0.44, as compared to $0.31 in the prior year quarter, 42% year-over-year growth
    Company expects second quarter 2007 net revenue to be in the range of $165 million to $170 million, with non-GAAP operating margin in the range of 11% to 12%

SANTA CLARA, Calif. - April 26, 2007 - NETGEAR, Inc. (NASDAQGM: NTGR), a worldwide provider of technologically advanced, branded networking products, today reported financial results for the first quarter ended April 1, 2007.

Net revenue for the first quarter ended April 1, 2007 was $173.6 million, a 36% increase as compared to $127.3 million for the first quarter ended April 2, 2006, and an increase of 6% as compared to $164.0 million in the fourth quarter of 2006. Net income, computed in accordance with GAAP, for the first quarter of 2007 was $14.0 million, or $0.40 per diluted share. This net income was an increase of 41% compared to net income of $9.9 million for the first quarter of 2006 and an increase of 4% compared to net income of $13.4 million in the fourth quarter of 2006. Diluted earnings per share, computed in accordance with GAAP, was $0.29 for the first quarter of 2006 and $0.38 for the fourth quarter of 2006.

Gross margin on a non-GAAP basis in the first quarter of 2007 was 34.7%, as compared to 35.1% in the year ago comparable quarter, and 32.5% in the fourth quarter of 2006. Non-GAAP operating margin was 12.3% in the first quarter of 2007, as compared to 12.4% in the first quarter of 2006, and 11.6% in the fourth quarter of 2006. In the first quarter of 2007, non-GAAP operating expenses were 22.4% of net revenue, as compared to 22.7% in the year ago comparable quarter, and 20.9% in the prior quarter.

Net income on a non-GAAP basis for the first quarter of 2007 was $15.6 million, a 49% increase compared to non-GAAP net income of $10.5 million for the first quarter of 2006, and a 5% increase compared to non-GAAP net income of $14.9 million for the fourth quarter of 2006. Non-GAAP net income for the first quarter of 2007 excludes $254,000 of adjustments related to amortization of purchased intangibles and retention bonuses, net of taxes, related to the SkipJam acquisition, which closed on August 1, 2006. Retention bonuses of $1.4 million are not included in the purchase price allocation, but are period costs that will be charged to the statement of operations as incurred over a two-year period from the date of the acquisition. As these costs are not part of normal operations of NETGEAR, they are excluded from the non-GAAP statement of operations. Non-GAAP net income for the first quarter of 2007 also excludes non-cash, stock-based compensation, net of tax, of $1.3 million. Non-GAAP net income for the first quarter of 2006 excludes non-cash, stock-based compensation, net of tax, of $672,000. Non-GAAP net income for the fourth quarter of 2006 excludes $278,000 of adjustments related to amortization of purchased intangibles and retention bonuses, net of taxes, related to the SkipJam acquisition. Non-GAAP net income for the fourth quarter of 2006 also excludes non-cash, stock-based compensation, net of tax, of $1.2 million. Non-GAAP net income was $0.44 per diluted share in the first quarter of 2007, compared to $0.31 per diluted share in the first quarter of 2006 and $0.43 per diluted share in the fourth quarter of 2006. The accompanying schedules provide a reconciliation of net income computed on a GAAP basis to net income computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, "Revenue in the first quarter came in above guidance due to continued momentum across all channels. Product wise, there was good uptake on our RangeMax NEXT draft 11n products and ProSafe® Smart Switches. The market acceptance of our industry leading stackable Gigabit Smart Switches introduced in the prior fourth quarter is very encouraging. Among the 12 new products introduced in the first quarter of 2007, notable launches included the Digital Entertainer HD, the ProSafe Gigabit Power over Ethernet Smart Switches, and the channel bonding 100Mbps cable modems, which enabled us to penetrate the Japanese and Korean cable operator markets. We made initial shipments of these modems to Akita Cable in Japan and Qrix Cable in Korea. Revenue from service providers accounted for approximately 21% of total revenue in the first quarter of 2007 as compared to 28% of total revenue in the fourth quarter of 2006, and 9% in the first quarter of 2006."

Christine Gorjanc, Chief Accounting Officer of NETGEAR, said, "We ended the first quarter 2007 with inventory at $68.4 million, compared to $77.9 million at the end of the fourth quarter 2006, and $44.9 million at the end of first quarter 2006. Ending inventory turns were 6.6, compared to 5.7 at the end of the fourth quarter 2006, and 7.4 at the end of the first quarter 2006. Days sales outstanding (DSO) were 65 in the first quarter of 2007 compared to 66 days in the fourth quarter of 2006 and 77 days in the first quarter of 2006. Cash and short-term investments increased to $216.2 million at the end of the first quarter of 2007 compared to $197.5 million at the end of the fourth quarter of 2006, and $178.0 million at the end of the first quarter of 2006. Deferred revenue decreased to $5.8 million at the end of the first quarter of 2007 as compared to $8.2 million at the end of the prior quarter and decreased from $7.7 million at the end of the first quarter of 2006."

The U.S. retail channel inventory ended the first quarter of 2007 at 10.4 weeks compared to 9.3 weeks in the first quarter of 2006 and 8.4 weeks in the fourth quarter of 2006. U.S. distribution channel inventory ended the first quarter of 2007 at 4.4 weeks, as compared to 5.0 weeks in the first quarter of 2006, and 3.5 weeks in the fourth quarter of 2006. European distribution channel inventory ended the first quarter of 2007 at approximately 5.0 weeks, as compared to approximately 5.2 weeks in the first quarter of 2006 and 5.1 weeks in the fourth quarter of 2006. Asia Pacific distribution channel inventory ended the first quarter of 2007 at approximately 5.1 weeks, as compared to approximately 4.1 weeks in the first quarter of 2006, and 4.2 weeks in the fourth quarter of 2006.

Net revenue by geography comprises gross revenue less such items as marketing incentives paid to customers, sales returns and price protection. The following table shows net revenue by geography for the periods indicated:

Net revenue by geography:
	Three months ended
	April 1, 2007		April 2, 2006		December 31, 2006
North America	$66,059	38%	$56,382	44%	$51,414	31%
Europe, Middle-East and Africa	92,552	53%	56,788	45%	99,963	61%
Asia Pacific	14,961	9%	14,089	11%	12,625	8%
	$173,572	100%	$127,259	100%	$164,002	100%

Looking forward, Mr. Lo added, "We entered 2007 with a strong new product lineup: RangeMax NEXT draft 11n wireless, Powerline 85 and HD, Gigabit Stackable and PoE Smart Switches, SSL appliances, Skype phones, Digital Entertainers, Storage Central Turbo and 100Mbps cable modems. We continue to benefit from robust demand and our strong brand pull in our core home and SMB markets led by the combination of continued broadband penetration along with our established alliances with content and service providers. As people continue to invest in creating, sharing and securely saving digital content, we believe we will remain a primary beneficiary. We are confident about our prospects for the coming quarters and year. We expect the seasonally weaker second quarter net revenue to be approximately $165 million to $170 million, with non-GAAP operating margin in the range of 11% to 12%. Finally, we expect the non-GAAP effective tax rate to be approximately 35.0%."

Investor Conference Call / Webcast Details

NETGEAR will review the first quarter and 2007 results and discuss management's expectations for the second quarter of 2007 today, Thursday, April 26, 2007 at 5 p.m. EST (2 p.m. PST). The dial-in number for the live audio call is (201) 689-8560. A live webcast of the conference call will be available on NETGEAR's website at www.netgear.com. A replay of the call will be available 2 hours following the call through midnight EST (9 p.m. PST) on Thursday, May 3, 2007 by telephone at (201) 612-7415 and via the web at www.netgear.com. The account number to access the phone replay is 3055 and the conference ID number is 237335.

About NETGEAR, Inc.

NETGEAR (NASDAQGM: NTGR) designs technologically advanced, branded networking products that address the specific needs of small and medium business and home users. The Company's product offerings enable users to share Internet access, peripherals, files, digital multimedia content and applications among multiple personal computers and other Internet-enabled devices. NETGEAR is headquartered in Santa Clara, Calif. For more information, visit the company's Web site at http://www.netgear.com or call (408) 907-8000.

© 2007 NETGEAR, Inc. NETGEAR, the NETGEAR logo and ProSafe are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. Information is subject to change without notice. All rights reserved. Maximum wireless signal rate derived from IEEE Standard 802.11 specifications. Actual data throughput will vary. Network conditions and environmental factors, including volume of network traffic, building materials and construction, and network overhead, lower actual data throughput.

Contacts:
Doug Hagan Director, Corporate Marketing NETGEAR, Inc. (408) 907-8053 doug.hagan@netgear.com	David Pasquale Executive Vice President, Investor Relations The Ruth Group (646) 536-7006 dpasquale@theruthgroup.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements represent NETGEAR, Inc.'s expectations or beliefs concerning future events and include statements, among others, regarding NETGEAR's expected revenue, earnings, operating income and tax rate on both a GAAP and non-GAAP basis, anticipated new product offerings, current and future demand for the Company's existing and anticipated new products, willingness of consumers to purchase and use the Company's products, and ability to increase distribution and market share for the Company's products domestically and worldwide. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR's customers. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part I - Item 1A. Risk Factors," pages 10 through 20, in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on March 1, 2007. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:

To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain expenses and tax benefits we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

- Tables Attached -

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended
	April 1,	April 2,
	2007	2006

Net revenue	$ 173,572	$ 127,259
Cost of revenue	113,542	82,711
Gross profit	60,030	44,548

Operating expenses:
Research and development	6,156	4,532
Sales and marketing	27,826	20,682
General and administrative	6,914	4,423

Total operating expenses	40,896	29,637
Income from operations	19,134	14,911
Interest income	2,371	1,602
Other income	272	69
Income before income taxes	21,777	16,582
Provision for income taxes	7,756	6,714
Net income	$ 14,021	$ 9,868

Net income per share:
Basic	$ 0.41	$ 0.30
Diluted	$ 0.40	$ 0.29

Weighted average shares outstanding used to compute net income per share:
Basic	34,308	33,045
Diluted	35,362	34,091

Stock-based compensation expense was allocated as follows:
Cost of revenue	$ 133	$ 91
Research and development	469	201
Sales and marketing	622	293
General and administrative	623	240

NETGEAR, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding amortization of purchased intangibles and retention bonuses related to the SkipJam acquisition and stock-based compensation, net of tax.
(In thousands, except per share data)
(Unaudited)

	Three months ended
	April 1,	April 2,
	2007	2006

Net revenue	$ 173,572	$ 127,259
Cost of revenue	113,334	82,620
Gross profit	60,238	44,639

Operating expenses:
Research and development	5,395	4,331
Sales and marketing	27,204	20,389
General and administrative	6,291	4,183

Total operating expenses	38,890	28,903
Income from operations	21,348	15,736
Interest income	2,371	1,602
Other income	272	69
Income before income taxes	23,991	17,407
Provision for income taxes	8,375	6,867
Net income	$ 15,616	$ 10,540

Net income per share:
Basic	$ 0.46	$ 0.32
Diluted	$ 0.44	$ 0.31

Weighted average shares outstanding used to compute net income per share:
Basic	34,308	33,045
Diluted	35,362	34,091

NETGEAR, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended
	April 1, 2007
	GAAP	Adjust-ments	Non-GAAP

Net revenue	$ 173,572	$ -	$ 173,572
Cost of revenue	113,542	208	113,334
Gross profit	60,030	(208)	60,238

Operating expenses:
Research and development	6,156	761	5,395
Sales and marketing	27,826	622	27,204
General and administrative	6,914	623	6,291

Total operating expenses	40,896	2,006	38,890
Income from operations	19,134	(2,214)	21,348
Interest income	2,371	-	2,371
Other income	272	-	272
Income before income taxes	21,777	(2,214)	23,991
Provision for income taxes	7,756	(619)	8,375
Net income	$ 14,021	$ (1,595)	$ 15,616

Net income per share:
Basic	$ 0.41		$ 0.46
Diluted	$ 0.40		$ 0.44

Weighted average shares outstanding used to compute net income per share:
Basic	34,308		34,308
Diluted	35,362		35,362

NETGEAR, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended
	April 2, 2006
	GAAP	Adjustments	Non-GAAP

Net revenue	$ 127,259	$ -	$ 127,259
Cost of revenue	82,711	91	82,620
Gross profit	44,548	(91)	44,639

Operating expenses:
Research and development	4,532	201	4,331
Sales and marketing	20,682	293	20,389
General and administrative	4,423	240	4,183

Total operating expenses	29,637	734	28,903
Income from operations	14,911	(825)	15,736
Interest income	1,602	-	1,602
Other income	69	-	69
Income before income taxes	16,582	(825)	17,407
Provision for income taxes	6,714	(153)	6,867
Net income	$ 9,868	$ (672)	$ 10,540

Net income per share:
Basic	$ 0.30		$ 0.32
Diluted	$ 0.29		$ 0.31

Weighted average shares outstanding used to compute net income per share:
Basic	33,045		33,045
Diluted	34,091		34,091

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 1,	December 31,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$ 105,585	$ 87,736
Short-term investments	110,637	109,729
Accounts receivable, net	123,301	119,601
Inventories	68,368	77,932
Deferred income taxes	13,443	13,415
Prepaid expenses and other current assets	16,722	15,946
Total current assets	438,056	424,359
Property and equipment, net	6,953	6,568
Intangibles, net	900	975
Goodwill	3,800	3,800
Other non-current assets	1,500	2,202
Total assets	$ 451,209	$ 437,904

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 32,804	$ 39,818
Accrued employee compensation	8,910	11,803
Other accrued liabilities	77,693	75,909
Deferred revenue	5,757	8,215
Income taxes payable	3,021	7,737
Total current liabilities	128,185	143,482
Non-current income taxes payable	4,923	-
Total liabilities	133,108	143,482
Stockholders' equity:
Common stock	34	33
Additional paid-in capital	230,893	221,487
Cumulative other comprehensive loss	(9)	(5)
Retained earnings	87,183	72,907
Total stockholders' equity	318,101	294,422
Total liabilities and stockholders' equity	$ 451,209	$ 437,904